UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2022

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2022, Momentive Global Inc. (the “Company”), held its 2022 annual meeting of stockholders (the “2022 Annual Meeting”), at which the Company’s stockholders approved an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to phase-out the classified structure of the Company’s board of directors and provide that all directors elected at or after the 2022 Annual Meeting be elected for a one-year term. The Restated Certificate was previously approved by the Company’s board of directors, subject to stockholder approval, and became effective upon filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on June 7, 2022. The Restated Certificate also removes the provision providing that directors may be removed only for cause and instead provides that directors may be removed in the manner provided in Section 141(k) of the Delaware General Corporate Law. The foregoing description of the Restated Certificate is not complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, the Company’s board of directors previously approved the Fifth Amended and Restated Bylaws (the “Bylaws”) of the Company to be effective concurrent with the effectiveness of the Restated Certificate. The Bylaws provide that directors shall be elected by the affirmative vote of a majority of the shares present, other than in contested elections, where elections will require a plurality vote. In addition, the removal provisions have been revised to conform with the Restated Certificate. The foregoing description of the changes to the Bylaws is not complete and is qualified in its entirety by reference to the Bylaws. The Bylaws are filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As set forth under Item 5.03 of this Current Report on Form 8-K, on June 7, 2022, the Company held its 2022 Annual Meeting. The Company’s stockholders voted on four proposals at the 2022 Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2022. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on April 12, 2022 (the “Record Date”). Present at the 2022 Annual Meeting in person or by proxy were holders of 134,524,331 shares of common stock, representing more than 89% of the voting power of the shares of common stock entitled to vote as of the Record Date, which constituted a quorum under the Bylaws. A summary of the final voting results is set forth below:

Proposal 1 – Approval of the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

The stockholders approved the Restated Certificate to phase-out the classified structure of the Company’s board of directors and provide that all directors elected at or after the 2022 Annual Meeting be elected on an annual basis. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
115,854,696	3,963,672	54,105	14,651,858

Proposal 2 - Election of Directors

The stockholders elected each of the three persons named below as directors to serve until the 2023 annual meeting of stockholders or until their successors are elected and qualified. Each person received approval by a majority of the voting power of the shares present in person or represented by proxy at the meeting, and the results of such vote were:

	Votes For	Votes Withheld	Broker Non-Votes
Alexander J. "Zander" Lurie	100,200,328	19,672,145	14,651,858
Dana Evan	99,876,758	19,995,715	14,651,858
Sagar Gupta	115,425,142	4,447,331	14,651,858

Proposal 3 - Advisory Vote to Approve the Compensation of Our Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of our named executive officers. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
113,622,237	6,191,790	58,446	14,651,858

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of such vote were:

For	Against	Abstain
133,234,314	1,229,260	60,757

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Fifth Amended and Restated Certificate of Incorporation of Momentive Global Inc.
3.2	Fifth Amended and Restated Bylaws of Momentive Global Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Momentive Global Inc.

Dated: June 10, 2022	By:	/S/ Lora D. Blum
Lora D. Blum Chief Legal Officer and Secretary